UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 17, 2021

Neuropathix, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-55657	46-2645343
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3805 Old Easton Road

Doylestown, PA 18902

(Address of Principal Executive Offices)

(858) 883-2642

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1

Item 1.01 Entry into a Material Definitive Agreement.

On February 10, 2021, Neuropathix, Inc. (f/k/a Kannalife, Inc.), a Delaware corporation (the “Company”), entered into a letter agreement with Lyons Capital LLC (“Lyons Capital”), pursuant to which the Company agreed to issue and sell to Lyons Capital 3,500,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and two warrants to purchase an aggregate of 3,500,000 additional shares of Common Stock, the terms of such warrants are further discussed below, for an aggregate purchase price of $1,207,500 (the “Transaction”).

On February 17, 2021, the Company and Lyons Capital executed a Common Stock Purchase Agreement (the “SPA”) and two warrants (each a “Warrant, and together, the “Warrants”) memorializing the definitive terms of the Transaction. The effective date of the SPA and Warrants is February 10, 2021.

The first warrant (“Warrant No. 1) grants Lyons Capital the right to purchase up to 1,750,000 shares of Common stock at an exercise price of $0.22 per share. The second warrant (“Warrant No. 2,” and together with Warrant No. 1, the “Warrants”) grants Lyons Capital the right to purchase up to an additional 1,750,000 shares of Common stock at an exercise price of $0.27 per share. The Warrants are exercisable immediately, will expire five years from the date of issuance, and contain customary provisions allowing for adjustment to the exercise price and number of shares of Common Stock issuable upon exercise in the event of any stock dividend, recapitalization, reorganization, reclassification, or similar transaction. Lyons Capital has the right to exercise the Warrants at any time; provided, however, that subject to limited exceptions, Lyons Capital may not exercise any portion of the Warrants if Lyons Capital, together with any of its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise.

In addition to the foregoing, the SPA and the Warrants provide Lyons Capital with certain piggyback registration rights with respect to the shares of Common Stock issued in connection with the Transaction and the shares of Common Stock issuable upon exercise of the Warrants.

The foregoing descriptions of the SPA and Warrants are not complete and are qualified in their entirety by references to the full text of the Common Stock Purchase Agreement, Warrant No. 1 and Warrant No. 2, copies of which are attached as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The shares of Common Stock and the Warrants, together with any Common Stock issuable upon exercise thereof, were sold and issued without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Common Stock Purchase Agreement, dated February 17, 2021
10.2	Warrant No. 1, effective February 10, 2021
10.3	Warrant No. 2, effective February 10, 2021

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROPATHIX, INC.

Dated: February 22, 2021	By:	/s/ Dean Petkanas
Dean Petkanas
Chief Executive Officer and Chairman

3